Exhibit 10.01

CADENCE DESIGN SYSTEMS, INC.

1995 DIRECTORS STOCK INCENTIVE PLAN

Amended and Restated May 4, 2012 (approved by stockholders)

1. PURPOSE.

(a) The purpose of this 1995 Directors Stock Incentive Plan (the “Plan”) is to provide a means by which each director of Cadence Design Systems, Inc., a Delaware corporation (the “Company”), who is not otherwise at the time of grant an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to receive awards subject to the stock of the Company.

(b) The word “Affiliate” as used in the Plan means any corporation or other entity which is controlled by the Company, which controls the Company, or which is under common control with the Company.

(c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2. ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan, to construe, interpret and administer the Plan and stock awards granted under the Plan, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any stock award granted hereunder, in a manner and to the extent it shall deem necessary or desirable to make the Plan fully effective. All decisions of the Board on such matters shall be final, binding and conclusive on all persons having an interest in such decision.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). To the extent required to satisfy the requirements of Rule 16b-3 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), the Committee shall consist of two or more Non-Employee Directors that meet the requirement under Rule 16b-3 for “non-employee directors.” If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARES SUBJECT TO THE PLAN.

(a) The number of shares of the Company’s $0.01 par value common stock (the “Common Stock”) that may be subject to stock awards granted under the Plan shall not exceed in the aggregate three million five hundred and fifty thousand (3,550,000) shares of Common Stock. If any stock award granted under the Plan shall for any reason expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, the then unpurchased or forfeited shares of Common Stock that were subject thereto shall, unless the Plan shall have been terminated prior to such event, become available for future issuance under the Plan. Notwithstanding anything herein to the contrary, shares of Common Stock subject to a stock award under this Plan may not again be made available for issuance under this Plan if such shares are: (i) shares used to pay the exercise price of an option, (ii) shares delivered to or withheld by the Company to pay the withholding taxes related to a stock award or (iii) shares repurchased on the open market with the proceeds of an option exercise. The number of shares of Common Stock authorized for issuance under the Plan shall be subject to and adjusted by the provisions of section 10 relating to adjustments in the capital structure of the Company.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. ELIGIBILITY.

Stock awards under this Plan shall be granted only to Non-Employee Directors of the Company.

5. AWARDS.

(a) Each person who first becomes a Non-Employee Director may, in the sole discretion of the Board or its designated Committee, be granted an option to purchase a number of shares of Common Stock and/or a number of shares of incentive stock (or restricted stock units), with the number of shares subject to such awards, if any, to be determined by the Board or its designated Committee at the time of grant.

(b) Each year at such time or times as determined by the Board or its designated Committee, each person who on that date is then a Non-Employee Director may, in the sole discretion of the Board or its designated Committee, be granted an option to purchase shares of Common Stock and/or an award of shares of incentive stock (or restricted stock units), with the number of shares subject to such awards, if any, to be determined by the Board or its designated Committee. If the Non-Employee Director is serving as the Chairman of the Board on the date any such grant is made, then such director may be granted additional options and/or shares of incentive stock (or restricted stock units) as determined in the sole discretion of the Board or its designated Committee.

6. OPTION PROVISIONS.

Each option granted hereunder shall be subject to the following terms and conditions:

(a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date that is ten (10) years from the date of grant (the “Expiration Date”). In any and all circumstances, an option may be exercised only as to no more than that number of shares as to which it is exercisable at the time in question under the provisions of section 6(f).

(b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such option on the date such option is granted. The “Fair Market Value” of the Common Stock shall be the closing price of the Common Stock on such date, as reported on the NASDAQ Global Select Market or such other primary national exchange on which the Common Stock is listed. In the event the Common Stock is not listed on an exchange as described in the previous sentence, Fair Market Value with respect to any relevant date shall be determined in good faith by the Board.

(c) The optionholder may elect to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash or by check at the time of exercise;

(ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its fair market value on the last day on which the Common Stock was actively traded preceding the date of exercise; or

(iii) Payment by a combination of the methods of payment specified in sections 6(c)(i) and 6(c)(ii) above.

For purposes of section 6(c)(ii), the “fair market value” of Common Stock shall be the closing price of such stock on the last trading day preceding the date of delivery of such Common Stock to the Company on the national securities exchange, national market system or other trading market on which the Common Stock has the highest average trading volume.

Options granted hereunder may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by the optionholder prior to the issuance of shares of the Common Stock.

(d) Other than in connection with a change in the Company’s capitalization (as described in Section 10), at any time when the exercise price of an option is above Fair Market Value of a share of Common Stock, the Company shall not, without stockholder approval, (i) reduce the exercise price of such option, (ii) exchange such option for cash, another stock award or a new option with a lower exercise price or (iii) otherwise reprice such option.

(e) Except as otherwise expressly provided in an optionholder’s option agreement, an option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative. The person to whom the option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.

(f) An option granted pursuant to section 5(a) or 5(b) shall vest and become exercisable at such time, in such installments and subject to such conditions (including continued service on the Board) as determined by the Board.

(g) No option granted under the Plan is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

7. INCENTIVE STOCK AND RESTRICTED STOCK UNIT PROVISIONS.

(a) Incentive stock is an award or issuance of shares of Common Stock under the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service on the Board) and terms as the Board deems appropriate. Restricted stock units are awards denominated in units of shares of Common Stock under which the issuance of such shares of Common Stock is subject to such conditions (including continued service on the Board) and terms as the Board deems appropriate. Unless determined otherwise by the Board, each restricted stock unit will be equal to one share of Common Stock and will entitle a Non-Employee Director to either the issuance of shares of Common Stock or payment of an amount of cash determined with reference to the value of the shares of Common Stock.

(b) Each incentive stock agreement and restricted stock unit agreement shall contain provisions regarding (i) the number of shares of Common Stock subject to such award or a formula for determining such number, (ii) the purchase price of the shares of Common Stock, if any, and the means of payment for the shares of Common Stock, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares of Common Stock as may be determined from time to time by the Board, (v) restrictions on the transferability of the shares of Common Stock and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Board. Shares of incentive stock may be issued in the name of the Non-Employee Director and held by the Non-Employee Director or held by the Company, in each case as the Board may provide.

(c) Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of incentive stock or shares underlying restricted stock units shall be sold or awarded to the Non-Employee Director, which price may vary from time to time and among Non-Employee Directors and which may be above or below the Fair Market Value of such shares at the date of grant or issuance.

(d) Except as set forth herein, the grant, issuance, retention and/or vesting of shares of incentive stock and restricted stock units, as applicable, shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of incentive stock and restricted stock units subject to continued service on the Board and/or passage of time as deemed appropriate by the Board.

(e) Unless otherwise determined by the Board, Non-Employee Directors holding shares of incentive stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. With respect to shares of Common Stock underlying restricted stock units, Non-Employee Directors shall have no voting rights unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

(g) Non-Employee Directors in whose name an award of incentive stock is granted shall be entitled to receive all dividends and other distributions paid with respect to the shares underlying such award, unless determined otherwise by the Board. Non-Employee Directors in whose name an award of restricted stock units is granted shall not be entitled to receive dividends or other distributions paid with respect to the shares underlying such award, unless determined otherwise by the Board. The Board will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Common Stock or will be payable in cash; provided that such additional shares of Common Stock and/or cash shall be subject to the same restrictions and vesting conditions as the award with respect to which they were distributed.

(h) Shares of incentive stock and restricted stock units shall be transferable by the Non-Employee Director only upon such terms and conditions as are set forth in the applicable award agreement, as the Board shall determine in its discretion, so long as the incentive stock or restricted stock units, as applicable, awarded under the award agreement remain subject to the terms of the award agreement.

8. COVENANTS OF THE COMPANY. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the options and settlement of the incentive stock awards and restricted stock units granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any stock award granted under the Plan, or any Common Stock issued or issuable pursuant to any such stock award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such options or settlement of such incentive stock or restricted stock units.

9. MISCELLANEOUS.

(a) Neither a Non-Employee Director nor any person to whom a stock award granted hereunder is transferred under section 6(e) or 7(h) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such stock award unless and until such person has satisfied all requirements for exercise or settlement of the stock award pursuant to its terms.

(b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or stockholders or any Affiliate to remove any Non-Employee Director pursuant to the Company’s Bylaws and the provisions of the Delaware General Corporation Law (or the laws of the Company’s state of incorporation should that change in the future).

(c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any stock award reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been reserved for him pursuant to a stock award granted to him or her.

(d) In connection with each grant made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

(e) Either at the time a stock award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Non-Employee Director or other subsequent transfers by a Non-Employee Director of any shares of Common Stock issued under a stock award, including without limitation (i) restrictions under a securities trading policy (or any successor thereof), (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act, or any other similar applicable law (whether U.S. or foreign law) covering the stock award and/or the shares of Common Stock underlying the stock award, (iii) restrictions designed to delay and/or coordinate the timing and manner of sales by Non-Employee Directors, and (iv) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f) The Company may require any Non-Employee Director, or any person to whom an award is transferred under section 9(g), as a condition of exercising or acquiring Common Stock under any stock award: (i) to give written assurances satisfactory to the Company as to the Non-Employee Director’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the award for such person’s own account and not with any present intention of selling or otherwise distributing such stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise of the option or acquisition of Common Stock under the Plan has been registered under a then-currently effective registration statement under the Securities Act, or (2), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The

Company may require any Non-Employee Director to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an award to a Non-Employee Director or permitting a Non-Employee Director to exercise an option or acquire Common Stock under a stock award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock represented thereby.

(g) Shares shall not be issued pursuant to a stock award unless the exercise of the option, if applicable, and the issuance and delivery of such shares pursuant the stock award shall comply with all relevant provisions of the law, including without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of any stock exchange or national market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the Common Stock subject to the Plan, or subject to any stock award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding awards shall be equitably adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares (and exercise price per share, with respect to options) of stock subject to outstanding stock awards under the Plan. Such adjustments shall be made by the Board, the determination of which shall be final, binding, and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”) No adjustment shall result in the creation of a fractional share of stock or in an exercise price per share of stock expressed in units of less than one cent ($0.01). Such adjustment shall be designed to comply with Section 409A and 424 of the Code.

(b) In the event of the occurrence of a Change in Control, to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated by the Board to a time prior to or as of the occurrence of such event and the options terminated if not exercised by the time specified by the Board, which in any event shall be after the effective time of such acceleration. If the Board fails to specify a time for acceleration of outstanding options and/or termination of outstanding options, then the time during which options outstanding under the Plan may be exercised shall be accelerated to a time immediately preceding the occurrence of the Change in Control, and the options terminated if not exercised prior to or upon the occurrence of a Change in Control defined in section 10(b)(i) or section 10(b)(iii) or within three (3) months following the occurrence of a Change in Control defined in section 10(b)(ii), section 10(b)(iv), or section 10(b)(v). Furthermore, all restrictions on incentive stock and restricted stock units will lapse immediately prior to a Change in Control.

For purposes of the Plan, a “Change in Control” shall be deemed to occur upon the consummation of any one of the following events:

(a) A sale of all or substantially all of the assets of the Company.

(b) A merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation).

(c) A merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction.

(d) Any transaction or series of related transactions after which any person (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company.

(e) During any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company’s Board of Directors (“Incumbent Directors”) cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future.

(f) The liquidation or dissolution of the Company.

11. AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding stock awards granted under the Plan. Except as provided in section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company where the amendment would:

(i) Increase the number of shares which may be issued under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 or any securities exchange or other trading market on which the Common Stock is actively traded.

(b) Rights and obligations under any stock award granted before any amendment of the Plan or of the terms of such stock award shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the award was granted, and (ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the date that all of the shares of the Common Stock have been issued. No stock awards may be granted under the Plan while the Plan is suspended or after it has been terminated.

(b) Rights and obligations under any stock award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the holder of the award.

13. SECTION 409A.

It is intended that any options and incentive stock awards issued pursuant to this Plan and any award agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any restricted stock units issued pursuant to this Plan and any award agreement or other written document establishing the terms and conditions of the stock award (which may or may not constitute “deferrals of compensation,” depending on the terms of each stock award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each award agreement or other written document establishing the terms and conditions of an award are to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any award agreement or any other written document establishing the terms and conditions of an award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.